Exhibit 4.1
SUPPLEMENT NO. 9 TO MASTER INDENTURE
     THIS SUPPLEMENT NO. 9 TO MASTER INDENTURE, dated as of December 30, 2008 (this “Supplement”), is between GE Dealer Floorplan Master Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Indenture Trustee”).
BACKGROUND
     WHEREAS, the Issuer and the Indenture Trustee (as successor in interest to Wilmington Trust Company) are parties to a Master Indenture, dated as of August 12, 2004, as amended by (i) Supplement No. 1 to Master Indenture, dated as of May 25, 2005, Supplement No. 2 to Master Indenture, dated as of April 28, 2006, Supplement No. 3 to Master Indenture, dated as of June 30, 2006, Supplement No. 4 to Master Indenture, dated as of August 10, 2006, Supplement No. 5 to Master Indenture, dated as of November 9, 2006, Supplement No. 6 to Master Indenture, dated as of May 31, 2007, Supplement No. 7 to Master Indenture, dated as of August 2, 2007, and Supplement No. 8 to Master Indenture, dated as of June 6, 2008, and (ii) Series 2006-1 Indenture Supplement, dated as of June 30, 2006, Series 2006-2 Indenture Supplement, dated as of June 30, 2006, Series 2006-3 Indenture Supplement, dated as of August 10, 2006, Series 2006-4 Indenture Supplement, dated as of November 9, 2006, Series 2007-1 Indenture Supplement, dated as of April 26, 2007, Series 2007-2 Indenture Supplement, dated as of August 2, 2007, and Series 2008-A Indenture Supplement, dated as of June 13, 2008 (the “Series 2008-A Indenture Supplement” and collectively, the foregoing indenture supplements in this clause (ii), the “Indenture Supplements” and each, an “Indenture Supplement”), each between the parties hereto (as so amended, the “Master Indenture”), is hereby amended as described below;
     WHEREAS, the parties hereto desire to amend the Master Indenture and Indenture Supplements as set forth herein; and
     WHEREAS, this Supplement is being entered into pursuant to Section 9.1(b) of the Master Indenture, and all conditions precedent to the execution of this Supplement, as set forth in such Section 9.1(b), have been satisfied.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Definitions. Capitalized terms defined in the Master Indenture and used but not otherwise defined herein have the meanings given to them in the Master Indenture.
     SECTION 2. Amendments to Master Indenture.
     (a) The following definition is hereby added in the appropriate alphabetical order in Section 1.1 of the Master Indenture:
          “Discount Factor” is defined in the Second Tier Agreement.
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     (b) Subclause (i) of clause (a) of the definition of “Minimum Free-Equity Amount” in Section 1.1 of the Master Indenture is hereby deleted in its entirety and replaced with the following:
(i) the sum of the Collateral Amounts for all outstanding Series, each as of such date of determination, and
     (c) The definition of “Non-Principal Collections” in Section 1.1 of the Master Indenture is hereby deleted in its entirety and replaced with the following:
     “Non-Principal Collections” means the sum of (a) Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables, provided that if the Master Servicer does not allocate such non-principal charges to specific Receivables, the amounts received shall constitute “Non-Principal Collections” pursuant to this clause (a) if they are paid by a Dealer which is an obligor of an Account; (b) all Recoveries; (c) all interest and earnings on investments included in the Excess Funding Account, net of losses and investment expenses, (d) payments by Dealers of Manufacturer Discount Amounts; (e) payments by manufacturers of Manufacturer Subsidy Amounts; and (f) the product of (i) any other Collections not described in the preceding clauses (a) through (e) of this definition, multiplied by (ii) the Discount Factor.
     (d) The definition of “Non-Principal Receivables” in Section 1.1 of the Master Indenture is hereby deleted in its entirety and replaced with the following:
     “Non-Principal Receivables” with respect to any Account means (a) all amounts billed to the related Dealer in respect of interest and all other non-principal charges, provided that if the Master Servicer does not allocate such non-principal charges to specific Receivables, the amounts received shall constitute “Non-Principal Receivables” pursuant to this clause (a) if they are paid by a Dealer which is an obligor of an Account; (b) without duplication, all amounts owed in respect of Manufacturer Discount Amounts and Manufacturer Subsidy Amounts pursuant to this definition and (c) at any time the Discount Factor is greater than 0%, the product of (i) the Outstanding Balance of the Principal Receivables in such Account (determined without giving effect to the proviso in the definition of “Principal Receivables”), multiplied by (ii) the Discount Factor.
     (e) The definition of “Principal Receivable” in Section 1.1 of the Master Indenture is hereby deleted in its entirety and replaced with the following:
     “Principal Receivable” means, with respect to any Account, amounts shown on the Issuer’s records as Receivables (other than such amounts which represent Non-Principal Receivables described in clauses (a) and (b) of the definition of “Non-Principal Receivables”) payable by the related Dealer; provided that at any time the Discount Factor is greater than 0%, the amount of Principal Receivables on any date shall mean the product of (i) the Principal
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Receivables as otherwise determined pursuant to this definition, multiplied by (ii) 1 minus the Discount Factor.
     (f) The definition of “Product Line Concentration Limit” in Section 1.1 of the Master Indenture shall be amended as follows:
               (i) the phrase “thirty-five percent (35%)” shall be deleted and replaced with the phrase “twenty-seven and one-half percent (27.5%)” where it appears in clause (c);
               (ii) the phrase “twenty percent (20%)” shall be deleted and replaced with the phrase “ten percent (10%)” where it appears in clause (d); and
               (iii) the phrase “twenty percent (20%)” shall be deleted and replaced with the phrase “twelve and one-half percent (12.5%)” where it appears in clause (g).
     SECTION 3. Amendments to Indenture Supplements.
     (a) The final sentence in clause (b) of the definition of “Allocation Percentage” in Section 1.1 of each Indenture Supplement is hereby deleted in its entirety and replaced with the following:
The denominator described in this clause (b) shall be determined as of the opening of business on the first day of the Monthly Period for which the Allocation Percentage is being determined.
     (b) The definition of “Available Principal Collections” in Section 1.1 of the Series 2008-A Indenture Supplement is hereby amended by (i) deleting the reference to “Sections 4.4(a)(xiii) and (xv)” in clause (iii) of such definition and substituting a reference to “Section 4.4(a)(xiv)” therefor and (ii) deleting the reference to the words “the Controlled Amortization Period or” where they appear in clause (iii) of such definition.
     (c) The definition of “Available Reserve Account Amount” in Section 1.1 of each Indenture Supplement is hereby amended by replacing the term “Required Reserve Account Amount” with the term “Required Enhancement Amount” therein.
     (d) The definition of “Collateral Amount” in Section 1.1 of each Indenture Supplement is hereby deleted in its entirety and replaced with the following:
     “Collateral Amount” means, as of any date of determination, an amount equal to the excess, if any, of (a) the sum of (i) the Note Principal Balance on such date, and (ii) the Funded Enhancement Amount on such date over (b) the excess, if any, of (i) the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections, over (ii) the reimbursements of such Investor Charge-Offs and Reallocated Principal Collections pursuant to Section 4.4(a)(vii) prior to such date of determination. For avoidance of doubt, the Collateral Amount cannot be less than zero.
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     (e) The definition of “Monthly Principal Reallocation Amount” in Section 1.1 of each Indenture Supplement is hereby deleted in its entirety and replaced with the following:
     “Monthly Principal Reallocation Amount” means, for any Monthly Period, an amount equal to the sum of:
     (A) the lesser of (i) the excess, if any, of (x) the amount needed to make the payments described in Sections 4.4(a)(i) through (iii), over (y) the amount of Non-Principal Collections and amounts withdrawn from the Reserve Account that are available to cover the payments described in Sections 4.4(a)(i) through (iii), and (ii) the excess, if any, of (x) the sum of the Class A Note Initial Principal Balance, Class B Note Initial Principal Balance, the Class C Note Initial Principal Balance and the Funded Enhancement Amount, over (y) the sum of (I) the amount of unreimbursed Investor Charge-Offs after giving effect to Investor Charge-Offs for the related Monthly Period, and (II) the amount of unreimbursed Reallocated Principal Collections as of the previous Payment Date;
     (B) the lesser of (i) the excess, if any, of (x) the amount needed to make the payment described in Section 4.4(a)(iv), over (y) the amount of Non-Principal Collections and amounts withdrawn from the Reserve Account that are available to cover the payment described in Section 4.4(a)(iv) and (ii) the excess, if any, of (x) the sum of the Class B Note Initial Principal Balance, the Class C Note Initial Principal Balance and the Funded Enhancement Amount, over (y) the sum of (I) the amount of unreimbursed Investor Charge-Offs after giving effect to Investor Charge-Offs for the related Monthly Period, and (II) the amount of unreimbursed Reallocated Principal Collections as of the previous Payment Date and after giving effect to the reallocation of Principal Collections to make the payments described in Sections 4.4(a)(i) through (iii) in respect of the then-current Payment Date; and
     (C) the lesser of (i) the excess, if any, of (x) the amount needed to make the payments described in Section 4.4(a)(v), over (y) the amount of Non-Principal Collections and amounts withdrawn from the Reserve Account that are available to cover the payment described in Section 4.4(a)(v) and (ii) the excess, if any, of (x) the sum of the Class C Note Initial Principal Balance and the Funded Enhancement Amount, over (y) the sum of (I) the amount of unreimbursed Investor Charge-Offs after giving effect to Investor Charge-Offs for the related Monthly Period, and (II) the amount of unreimbursed Reallocated Principal Collections as of the previous Payment Date and after giving effect to the reallocation of Principal Collections to make the payments described in Sections 4.4(a)(i) through (iv) in respect of the then-current Payment Date.
     (f) The definition of “Required Reserve Account Amount” in Section 1.1 of each Indenture Supplement is hereby deleted in its entirety and replaced with the following:
     “Required Reserve Account Amount” means, for any Transfer Date, an amount equal to (a) the product of (i) the Required Reserve Account Percentage and (ii) the
Supplement No. 9 to Master Indenture

Note Principal Balance, as of such day (after giving effect to any changes therein on such day and on the following Payment Date) or (b) any other amount designated by the Transferor; provided that is such designation is of a lesser amount, the Transferor shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable believe of the Transferor, such designation will not cause an Early Amortization Event to occur with respect to the Series the terms of which are specified in this Indenture Supplement.
     (g) The definition of “Reserve Account Deficiency” is hereby deleted in its entirety where it appears in Section 1.1 of each Indenture Supplement.
     (h) The following definition is hereby added in the appropriate alphabetical order in Section 1.1 of each Indenture Supplement other than the Series 2008-A Indenture Supplement:
     “Funded Enhancement Amount” means an amount, not less than zero, equal to (a) the sum of all increases to the Funded Enhancement Amount pursuant to Section 4.14(a), minus (b) the amount of all decreases to the Funded Enhancement Amount pursuant to Section 4.14(b).
     (i) The following definition is hereby added in the appropriate alphabetical order in Section 1.1 of the Series 2008-A Indenture Supplement:
     “Funded Enhancement Amount” means an amount, not less than zero, equal to (a) the sum of all increases to the Funded Enhancement Amount pursuant to Section 4.12(a), minus (b) the amount of all decreases to the Funded Enhancement Amount pursuant to Section 4.12(b).
     (j) The following definitions are hereby added in the appropriate alphabetical order in Section 1.1 of each Indenture Supplement:
     “Enhancement Amount” means, as of any date, the sum of (i) the amount on deposit in the Reserve Account (exclusive of Investment Earnings on such date) and (ii) the Funded Enhancement Amount.
     “Other Series Collateral Amount” means, with respect to any Series other than the Series the terms of which are specified in this Indenture Supplement, the “Collateral Amount” for such Series as defined in the Indenture Supplement for such Series.
     “Other Series Funded Enhancement Amount” means, with respect to any Series other than the Series the terms of which are specified in this Indenture
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Supplement, the “Funded Enhancement Amount” for such Series as defined in the Indenture Supplement for such Series.
     “Required Enhancement Amount” means, for any Transfer Date on which none of the Tier One Condition, the Tier Two Condition or the Tier Three Condition applies, the Required Reserve Account Amount, and for any other Transfer Date, an amount equal to (a) the product of (i) the Required Enhancement Percentage for such Transfer Date and (ii) the Note Principal Balance, as of such day (after giving effect to any changes therein on such day and on the following Payment Date) or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall (i) provide the Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to the Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause an Early Amortization Event to occur with respect to the Series the terms of which are specified in this Indenture Supplement.
     “Required Enhancement Percentage” means, for any Transfer Date, (a) 3.5% if the Tier One Condition applies, (b) 5.0% if the Tier Two Condition applies or (c) 7.5% if the Tier Three Condition applies; provided, that:
     (i) if the Required Enhancement Percentage is determined by reference to the Tier Two Condition on any Transfer Date, then the Required Enhancement Percentage shall not decrease to a lower percentage until the third consecutive Transfer Date on which the Tier One Condition applies; and
     (ii) if the Required Enhancement Percentage is determined by reference to the Tier Three Condition on any Transfer Date, then the Required Enhancement Percentage shall not decrease to a lower percentage determined by reference to the Tier Two Condition until third consecutive Transfer Date on which the Tier Two Condition applies and shall not decrease to a lower percentage determined by reference to the Tier One Condition until the third consecutive Transfer Date on which the Tier One Condition applies.
     “Surplus Enhancement Amount” means, as of any Transfer Date, the amount by which the Enhancement Amount exceeds the Required Enhancement Amount.
     “Tier One Condition” means (i) on any Transfer Date occurring in the months of January through March, the Monthly Payment Rate for the preceding Monthly Period is less than nineteen percent (19%) but greater than or equal to sixteen and one-half percent (16.5%), (ii) on any Transfer Date occurring in the months of April or May, the Monthly Payment Rate for the preceding Monthly Period is less than twenty-one percent (21%) but greater than or equal to eighteen and one-half percent (18.5%); (iii) on any Transfer Date occurring in the months
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of June through September, the Monthly Payment Rate for the preceding Monthly Period is less than twenty-six percent (26%) but greater than or equal to twenty-three and one-half percent (23.5%), or (iv) on any Transfer Date occurring in the months of October through December, the Monthly Payment Rates for the preceding Monthly Period is less than twenty-one percent (21%) but greater than or equal to eighteen and one-half percent (18.5%).
     “Tier Two Condition” means (i) on any Transfer Date occurring in the months of January through March, the Monthly Payment Rate for the preceding Monthly Period is less than sixteen and one-half percent (16.5%) but greater than or equal to fourteen percent (14%), (ii) on any Transfer Date occurring in the month of April or May, the Monthly Payment Rate for the preceding Monthly Period is less than eighteen and one-half percent (18.5%) but greater than or equal to sixteen percent (16%); (iii) on any Transfer Date occurring in the months of June through September, the Monthly Payment Rate for the preceding Monthly Period is less than twenty-three and one half percent (23.5%) but greater than or equal to twenty-one percent (21%), or (iv) on any Transfer Date occurring in the months of October through December, the Monthly Payment Rates for the preceding Monthly Period is less than eighteen and one-half percent (18.5%) but greater than or equal to sixteen percent (16%).
     “Tier Three Condition” means (i) on any Transfer Date occurring in the months of January through March, the Monthly Payment Rate for the preceding Monthly Period is less than sixteen percent (16%), (ii) on any Transfer Date occurring in the month of April or May, the Monthly Payment Rate for the preceding Monthly Period is less than eighteen percent (18%); (iii) on any Transfer Date occurring in the months of June through September, the Monthly Payment Rate for the preceding Monthly Period is less than twenty-three percent (23%), or (iv) on any Transfer Date occurring in the months of October through December, the Monthly Payment Rate for the preceding Monthly Period is less than eighteen percent (18%).
     “Tier Four Condition” means (i) on any Transfer Date occurring in the months of February through April, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than sixteen percent (16%) (or a lower percentage designated by the Transferor if the Rating Agency Condition is satisfied with respect thereto), (ii) on any Transfer Date occurring in the month of May or June, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than eighteen percent (18%) (or a lower percentage designated by the Transferor if the Rating Agency Condition is satisfied with respect thereto); (iii) on any Transfer Date occurring in the months of July through October, the average of the Monthly Payment Rates for the three (3) preceding Monthly Periods is less than twenty-three percent (23%) (or a lower percentage designated by the Transferor if the Rating Agency Condition is satisfied with respect thereto), or (iv) on any Transfer Date occurring in the months of November through January, the average of the Monthly Payment Rates
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for the three (3) preceding Monthly Periods is less than eighteen percent (18%) (or a lower percentage designated by the Transferor if the Rating Agency Condition is satisfied with respect thereto).
     (k) The following definition is hereby added in the appropriate alphabetical order in Section 1.1 of the Series 2008-A Indenture Supplement:
     “Series Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the numerator used in determining the Allocation Percentage for Non-Principal Collections for that Monthly Period and the denominator of which is the sum of the numerators used in determining the Allocation Percentage for Non-Principal Collections for all outstanding Series on such date of determination.
     (l) Section 4.1(e) of the Series 2008-A Indenture Supplement is hereby deleted in its entirety and replaced with the following:
     (c) The amount of monthly principal (“Monthly Principal”) to be transferred from the Principal Account with respect to the Series 2008-A Notes on each Transfer Date, beginning with the Transfer Date following the Monthly Period in which the Controlled Amortization Period or the Early Amortization Period begins, shall be equal to the least of (i) the Available Principal Collections for the preceding Monthly Period; (ii) the Collateral Amount; and (iii) the Note Principal Balance.
     (m) In each Indenture Supplement, Subclause (1) of each of Section 4.4(a)(i)(A) through (D) is deleted and replaced with the following:
     “(1) the Series Allocation Percentage multiplied by”
     (n) Section 4.4 of each Indenture Supplement shall be amended as follows:
               (i) Section 4.4(a)(vi) in each Indenture Supplement is hereby restated in its entirety to read as follows:
     (vi) an amount equal to the Investor Default Amount for the prior Monthly Period shall be treated as Available Principal Collections;
               (ii) Section 4.4(a)(vii) in each Indenture Supplement is hereby restated in its entirety to read as follows:
     (vii) an amount equal to the sum of the aggregate amount of Investor Charge-Offs and the amount of Reallocated Principal Collections which have not been previously reimbursed shall be treated as Available Principal Collections;
               (iii) The phrase “the Allocation Percentage” in Clause (y) in the last sentence of Section 4.4(a) in each Indenture Supplement is hereby replaced with the phrase “the Allocation Percentage for Non-Principal Collections”.
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     (o) Section 4.10 of each Indenture Supplement shall be amended as follows:
               (i) Section 4.10(c) in each Indenture Supplement is hereby restated in its entirety to read as follows:
     (c) If on any Transfer Date, after giving effect to all withdrawals from the Reserve Account, the Enhancement Amount is less than the Required Enhancement Amount then in effect, Available Non-Principal Collections shall be deposited into the Reserve Account pursuant to Section 4.4(a)(viii) until the Enhancement Amount equals the Required Enhancement Amount.
               (ii) The existing Section 4.10(f) in each Indenture Supplement shall become a new Section 4.10(g) in each Indenture Supplement;
               (iii) The existing Section 4.10(e) in each Indenture Supplement shall become a new Section 4.10(f) in each Indenture Supplement;
               (iv) The existing Section 4.10(d) in each Indenture Supplement shall become a new Section 4.10(e) in each Indenture Supplement and shall be restated in its entirety to read as follows:
     (e) If, after giving effect to all withdrawals from and deposits to the Reserve Account on any Transfer Date, the Enhancement Amount exceeds the Required Enhancement Amount, the Issuer shall withdraw an amount equal to the lesser of (i) the amount by which the Enhancement Amount exceeds the Required Enhancement Amount and (ii) the amount by which the amount on deposit in the Reserve Account (exclusive of Investment Earnings on such date) exceeds the Required Reserve Account Amount, and shall distribute such amount to the Transferor on the related Payment Date. On the date on which the Reserve Account has been terminated, after giving effect to any withdrawal on such date pursuant to Section 4.10(a) or Section 4.10(b) and making any payments to the Noteholders required pursuant to this Indenture Supplement, all amounts then remaining in the Reserve Account shall be released to the Issuer (and distributed by the Issuer to the Transferor or its assigns).
               (v) A new Section 4.10(d) shall be added to each Indenture Supplement to read as follows:
     (d) If, after giving effect to all deposits to the Reserve Account pursuant to Section 4.10(c) above, the Enhancement Amount is less than the Required Enhancement Amount for two consecutive Transfer Dates, on the second such Transfer Date, the Transferor may, in its sole discretion, make a deposit of Permitted Investments to the Reserve Account up to the amount necessary such that the Enhancement Amount is not less than the Required Enhancement Amount.
     (p) A new Section 4.14 shall be added to each Indenture Supplement, other than the Series 2008-A Indenture Supplement, to read as follows:
Supplement No. 9 to Master Indenture

     Section 4.14 Adjustment in Funded Enhancement Amount.
     (a) If, after giving effect to all withdrawals from and deposits to the Reserve Account on any Transfer Date (including any deposit pursuant to Section 4.10(d)), the Enhancement Amount is less than the Required Enhancement Amount for two consecutive Transfer Dates, on the second such consecutive Transfer Date, the Funded Enhancement Amount shall be increased by an amount such that the Enhancement Amount equals the Required Enhancement Amount after giving effect to such increase; provided if after giving effect to such increase in the Funded Enhancement Amount (and any other changes in the Collateral Amount and Other Series Collateral Amounts on such Transfer Date and on the following Payment Date) the Free Equity Amount would be less than the Minimum Free Equity Amount or the Note Trust Principal Balance would be less than the Required Principal Balance, then the Funded Enhancement Amount shall be increased only up to an amount such that the Free Equity Amount would not be less than the Minimum Free Equity Amount and the Note Trust Principal Balance would not be less than the Required Principal Balance; provided, further, that if the Funded Enhancement Amount and one or more Other Series Funded Enhancement Amounts are required to be increased pursuant to this Section 4.14(a) and provisions in other Indenture Supplements that are comparable to this Section 4.14(a) on any Transfer Date and the operation of the preceding proviso and all similar provisos for such other Series of Notes would limit the increases to be made in the Funded Enhancement Amount and the Other Series Funded Enhancement Amounts, then the Funded Enhancement Amount and each Other Series Funded Enhancement Amount shall be increased in an aggregate amount such that the Free Equity Amount would not be less than the Minimum Free Equity Amount and the Note Trust Principal Balance would not be less than the Required Principal Balance after all such increases and such increases shall be made on a pro rata basis based on the amount of the required increase in the Funded Enhancement Amount pursuant to this Section 4.14(a) and the required increases in the Other Series Funded Enhancement Amounts to be made pursuant to all comparable provisions in the Indenture Supplements for other Series (but without giving effect to the preceding proviso and all similar provisos for such other Series).
     (b) If, after giving effect to all withdrawals from the Reserve Account on any Transfer Date, including all withdrawals pursuant to Section 4.10(e), the Enhancement Amount exceeds the Required Enhancement Amount, the Funded Enhancement Amount shall be decreased by an amount equal to the Surplus Enhancement Amount.
     (q) A new Section 4.12 shall be added to the Series 2008-A Indenture Supplement to read as follows:
     Section 4.12 Adjustment in Funded Enhancement Amount.
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     (c) If, after giving effect to all withdrawals from and deposits to the Reserve Account on any Transfer Date (including any deposit pursuant to Section 4.10(d)), the Enhancement Amount is less than the Required Enhancement Amount for two consecutive Transfer Dates, on the second such consecutive Transfer Date, the Funded Enhancement Amount shall be increased by an amount such that the Enhancement Amount equals the Required Enhancement Amount after giving effect to such increase; provided if after giving effect to such increase in the Funded Enhancement Amount (and any other changes in the Collateral Amount and Other Series Collateral Amounts on such Transfer Date and on the following Payment Date) the Free Equity Amount would be less than the Minimum Free Equity Amount or the Note Trust Principal Balance would be less than the Required Principal Balance, then the Funded Enhancement Amount shall be increased only up to an amount such that the Free Equity Amount would not be less than the Minimum Free Equity Amount and the Note Trust Principal Balance would not be less than the Required Principal Balance; provided, further, that if the Funded Enhancement Amount and one or more Other Series Funded Enhancement Amounts are required to be increased pursuant to this Section 4.12(a) and provisions in other Indenture Supplements that are comparable to this Section 4.12(a) on any Transfer Date and the operation of the preceding proviso and all similar provisos for such other Series of Notes would limit the increases to be made in the Funded Enhancement Amount and the Other Series Funded Enhancement Amounts, then the Funded Enhancement Amount and each Other Series Funded Enhancement Amount shall be increased in an aggregate amount such that the Free Equity Amount would not be less than the Minimum Free Equity Amount and the Note Trust Principal Balance would not be less than the Required Principal Balance after all such increases and such increases shall be made on a pro rata basis based on the amount of the required increase in the Funded Enhancement Amount pursuant to this Section 4.12(a) and the required increases in the Other Series Funded Enhancement Amounts to be made pursuant to all comparable provisions in the Indenture Supplements for other Series (but without giving effect to the preceding proviso and all similar provisos for such other Series).
     (d) If, after giving effect to all withdrawals from the Reserve Account on any Transfer Date, including all withdrawals pursuant to Section 4.10(e), the Enhancement Amount exceeds the Required Enhancement Amount, the Funded Enhancement Amount shall be decreased by an amount equal to the Surplus Enhancement Amount.
     (r) Subsection 6.1(e) of each Indenture Supplement is hereby deleted in its entirety and replaced with the following:
     (e) the Tier Four Condition applies on any Transfer Date;
     (s) Each Indenture Supplement, other than the Series 2008-A Indenture Supplement, is amended by deleting the word “or” at the end of subsection 6.1(h), adding the word “or” at the end of subsection 6.1(i) and adding a new subsection 6.1(j) to read as follows:
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     (j) the Enhancement Amount is less than the Required Enhancement Amount after giving effect to all deposits to the Reserve Account and adjustments to the Funded Enhancement Amount pursuant to Section 4.14 for two consecutive Payment Dates;
     (t) The Series 2008-A Indenture Supplement, is amended by deleting the word “or” at the end of subsection 6.1(h), adding the word “or” at the end of subsection 6.1(i) and adding a new subsection 6.1(j) to read as follows:
     (j) the Enhancement Amount is less than the Required Enhancement Amount after giving effect to all deposits to the Reserve Account and adjustments to the Funded Enhancement Amount pursuant to Section 4.12 for two consecutive Payment Dates;
     (u) The last paragraph of Section 6.1 of each Indenture Supplement is amended by deleting the reference to “subsections (a) through (i) above” and substituting a reference to “subsections (a) through (j)” therefor.
     SECTION 4. Representations and Warranties. In order to induce the parties hereto to enter into this Supplement, each of the parties hereto represents and warrants unto the other parties hereto as follows:
     (a) Due Authorization, Non Contravention, etc. The execution, delivery and performance by such party of this Supplement are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and
     (b) Validity, etc. This Supplement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.
     SECTION 5. Binding Effect; Ratification.
     (a) This Supplement shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     (b) The Master Indenture, as supplemented hereby, remains in full force and effect. Any reference to the Master Indenture from and after the date hereof shall be deemed to refer to the Master Indenture as supplemented hereby, unless otherwise expressly stated.
     (c) Except as expressly supplemented hereby, the Master Indenture shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.
Supplement No. 9 to Master Indenture

     SECTION 6. Miscellaneous.
     (a) THIS SUPPLEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS SUPPLEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS SUPPLEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 OF THE MASTER INDENTURE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES
Supplement No. 9 to Master Indenture

WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) Headings used herein are for convenience of reference only and shall not affect the meaning of this Supplement or any provision hereof.
     (e) This Supplement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (f) BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Supplement shall look only to the Trust Estate for payment or satisfaction thereof.
     (g) Executed counterparts of this Supplement may be delivered electronically.
Supplement No. 9 to Master Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity, but solely on behalf of the Issuer

By:	/s/ Kristine K. Gullo

Name: Kristine K. Gullo
Title: Vice President
Supplement No. 9 to Master Indenture

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DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as the Indenture Trustee

	By:	/s/ Mark Esposito

Name: Mark Esposito
Title: Associate

\	By:	/s/ Sue Kim

Name: Sue Kim
Title: Associate
Supplement No. 9 to Master Indenture

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